                                                                     EXHIBIT 1.1


                        7,700,000 SHARES OF COMMON STOCK


                           ASSET ALLIANCE CORPORATION


                         FORM OF UNDERWRITING AGREEMENT


                                                                  June ___, 1998


BEAR, STEARNS & CO. INC.
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
   as Representatives of the
   several Underwriters named in
   Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

                  Asset Alliance Corporation, a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 7,700,00 shares (the "Firm Shares") of its common stock, par value $.01 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,155,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

                  1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

                           (a) The Company has filed with the Securities and
Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-48723), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the
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prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the
"Regulations"), and any additional registration statement increasing the size of the offering filed pursuant to Rule 462(b) of the Regulations with respect to the Shares ("Rule 462(b) Registration Statement"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule
434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

                           (b) At the time of the effectiveness of the
Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. as herein stated expressly for use in connection with the preparation thereof. Any [term sheet and] prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 of the Regulations together are not materially different from the last preliminary prospectus included in the Registration Statement prior to the time of its effectiveness (exclusive of any information deemed to be a part thereof by virtue of Rule 434(d) of the Regulations).

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                           (c) Ernst & Young LLP, who have certified the
financial statements and supporting schedules included in the Registration Statement (other than the financial statements and supporting schedules of Bricoleur Capital Management, Inc.), and Peterson & Co., who have who have certified the financial statements and supporting schedules of Bricoleur Capital Management, Inc. included in the Registration Statement, are each independent public accountants as required by the Act and the Regulations.

                           (d) Subsequent to the respective dates as of which
information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                           (e) This Agreement and the transactions contemplated
herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

                           (f) The execution, delivery, and performance of this
Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such entities or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or the constituting or organizational documents of any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or



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by the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Shares by the Underwriters.

                           (g) All of the outstanding shares of Common Stock are
duly and validly authorized and issued, fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive or similar rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or similar rights. The Company had, at March 31, 1998, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus in the column entitled "Actual" under the caption "Capitalization." The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                           (h) Schedule II attached hereto sets forth a true,
complete and correct list of (i) the names of the Company's subsidiaries, (ii) the legal classification of each such subsidiary (i.e., corporation, limited partnership, general partnership or limited liability company) and (iii) the percentage of shares of issued capital stock, partnership interests or membership interests, as the case may be, of each such subsidiary owned by the Company. All of the shares of issued capital stock, partnership interests or membership interests, as the case may be, of each subsidiary as set forth on
Schedule II hereto, are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever, except for liens under the Credit Agreement (as defined in the Prospectus) and liens contemplated by the New Credit Facility (as defined in the Prospectus), each as described in the Prospectus.

                           (i) All of the issued shares of capital stock of each
subsidiary of the Company which is a corporation have been duly and validly authorized and issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. All of the partnership interests or membership interests, as the case may be, of each subsidiary of the Company which is a limited partnership, general partnership or limited liability company have been duly and validly issued in accordance with the partnership agreement or limited liability agreement, as applicable, of such subsidiary, and were not issued in violation of any preemptive or similar rights. Each subsidiary of the Company is a "majority-owned subsidiary" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                           (j) The Company has been duly organized and is
validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each subsidiary of the Company and each of (i) Metropolitan Capital Managers LLC, (ii) Metropolitan Capital Managers II LLC and (iii) Metropolitan Capital



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Advisors LLC (the entities referred to in (i) - (iii) being collectively referred to herein as the "MET Entities") has been duly organized or formed and is validly existing as a corporation, limited partnership, limited liability company or general partnership, as the case may be, in good standing under the laws of its jurisdiction of organization or formation. Each subsidiary of the Company and each MET Entity that is a corporation, limited partnership, limited liability company or general partnership, as the case may be, is duly qualified and in good standing as a foreign corporation, limited partnership, limited liability company or general partnership in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company, its subsidiaries and the MET Entities, taken as a whole. Each of the Company, its subsidiaries and, to the knowledge of the Company, the MET Entities has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except in each case where the failure to have such consent, approval, authorization, order, registration, qualification, license or permit will not in the aggregate have a material adverse effect on the Company, its subsidiaries and the MET Entities, taken as a whole, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

                           (k) Except as described in the Prospectus, there is
no litigation or governmental proceeding to which the Company, any of its subsidiaries or, to the knowledge of the Company, the MET Entities is a party or to which any property of the Company, any of its subsidiaries or the MET Entities is subject or which is pending or, to the knowledge of the Company, contemplated against the Company, any of its subsidiaries or the MET Entities which might result in any material adverse change or any development involving a material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company, its subsidiaries and the MET Entities, taken as a whole, or which is required to be disclosed in the Registration Statement and the Prospectus.

                           (l) The Company has not taken and will not take,
directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                           (m) The financial statements, including the notes
thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries on a consolidated basis and (as to financial statements and related notes included in the Registration Statement and the Prospectus pursuant to Rule 3-05 of Regulation S-X) the financial position of (1) Bricoleur Capital Management, Inc. (2) JMG Capital Management, Inc. and Pacific Capital



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Management, Inc., (3) the MET Entities and (4) Trust Advisors LLC, as of the
respective dates indicated and the results of its operations for the respective periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the pro forma financial information included in the Registration Statement and the Prospectus has been prepared in conformity with the applicable published rules and regulations of the Commission with respect to pro forma financial information, all adjustments have been properly applied and the assumptions used in preparing such information are reasonable; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules of the Company, its subsidiaries, the MET Entities or any other entity are required by the Act or the Regulations to be included in the Registration Statement or the Prospectus.

                           (n) None of the Company, any of its subsidiaries or,
to the knowledge of the Company, the MET Entities is in (i) violation of its certificate of incorporation or by-laws or other constituting or organizational documents as in effect on the date hereof or (ii) default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) under any provisions of any agreement, instrument, franchise, license or permit to which the Company, any of its subsidiaries or the MET Entities is a party or by which any of such entities or their respective properties or assets may be bound, where such default could have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company, its subsidiaries and the MET Entities, taken as a whole.

                           (o) None of the Company, any of its subsidiaries or,
to the knowledge of the Company, the MET Entities owns any real property; the Company, its subsidiaries and, to the knowledge of the Company, the MET Entities have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus (including such liens under the Credit Agreement and liens contemplated by the New Credit Facility) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, its subsidiaries and the MET Entities; and any real property, buildings and personal property held under lease by the Company, its subsidiaries and, to the knowledge of the Company, the MET Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use thereof made and proposed to be made by the Company, its subsidiaries and the MET Entities.

                           (p) The Company, its subsidiaries and, to the
knowledge of the Company, the MET Entities have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

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                           (q) Except as described in the Prospectus, no holder
of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.

                           (r) To the extent such registration is required, each
of the Company's subsidiaries and each of the MET Entities has been duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), or under state law, and each such registration is in full force and effect; the Company is not required to register as an "investment adviser" under the Advisers Act and the rules and regulations of the Commission promulgated thereunder or under state law; and none of the Company, any of its subsidiaries or, to the knowledge of the Company, any of the MET Entities, is and, after giving effect to the offering and sale of the Shares, none will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

                           (s) The Company is not party to any investment
advisory agreement or distribution agreement and is not serving or acting as an investment adviser to any person. Each of the investment advisory agreements to which any of the Company's subsidiaries or a MET Entity is a party is a legal, valid and binding obligation of such subsidiary or MET Entity, as applicable, and, to the extent subject thereto, complies with the applicable requirements of the Advisers Act and the rules and regulations of the Commission thereunder and/or applicable state law, and no such agreement that was either in effect on December 31, 1997 or entered into by a subsidiary or a MET Entity since December 31, 1997 has been terminated or expired, except where the failure to so comply or any termination or expiration would not, individually or in the aggregate, have a material adverse effect on the Company, its subsidiaries and the MET Entities, taken as a whole; none of such subsidiaries or MET Entities is in breach or violation of or in default under any such agreement with such exceptions individually or in the aggregate as would not have a material adverse effect on the Company, its subsidiaries and the MET Entities, taken as a whole. No subsidiary of the Company and, to the knowledge of the Company, no MET Entity is serving or acting as an investment adviser to any person except pursuant to an agreement to which such subsidiary or MET Entity is a party and which is in full force and effect, other than any agreements the non-existence of which would not, individually or in the aggregate, have a material adverse effect on the Company, its subsidiaries and the MET Entities, taken as a whole.

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                  2.       Purchase, Sale and Delivery of the Shares.

                           (a) On the basis of the representations, warranties,
covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                           (b) Payment of the purchase price for, and delivery
of certificates for, the Shares shall be made at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or at such other place as shall be agreed upon by you and the Company, at 10:00 a.m., New York time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange
Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                           (c) In addition, the Company hereby grants to the
Underwriters the option to purchase up to 1,155,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine



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and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                           The number of Additional Shares to be sold to each
Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to 7,700,000, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

                           Payment for the Additional Shares shall be made by
wire transfer in same day funds at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

         3. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus. You represent that you are authorized to execute and deliver this Agreement on behalf of the several Underwriters named in Schedule I hereto.

         4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

                           (a) If the Registration Statement has not yet been
declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                           The Company will notify you immediately (and, if
requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every



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reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                           (b) If at any time when a prospectus relating to the
Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                           (c) The Company will promptly deliver to you two
signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents as you may reasonably request.

                           (d) The Company will endeavor in good faith, in
cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                           (e) The Company will make generally available (within
the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                           (f) If the Company elects to rely on Rule 462(b) of
the Regulations, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York time, on the date of this Agreement, and the Company



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shall at the time of filing either pay to the Commission the filing fee for the
Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Regulations.

                           (g) During the period of 270 days from the date of
the Prospectus, the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., on behalf of the Underwriters, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of all of its stockholders and each of its officers and directors not to engage in any of the aforementioned transactions on their own behalf, other than (i) the Company's sale of Shares hereunder, (ii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options and warrants or upon the conversion or exchange of presently outstanding convertible or exchangeable securities, (iii) the issuance of options to acquire shares of Common Stock pursuant to employee stock option plans existing on the date of this Agreement and (iv) the Company's issuance of shares of Common Stock or such other securities as consideration in the MET Acquisition (as defined in the Prospectus) and any future investments or acquisitions to be made by the Company or any of its subsidiaries, provided that such Common Stock or other securities are made subject to the same 270 day restriction.

                           (h) During a period of three years from the effective
date of the Registration Statement, the Company will furnish to you copies of
(i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                           (i) The Company will apply the proceeds from the sale
of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                           (j) The Company will use its best efforts to cause
the Shares to be listed on the Nasdaq National Market.

                           (k) The Company will file with the Commission such
reports as may be required pursuant to Rule 463 of the Regulations.

                  5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), any Rule 462(b) Registration Statement, and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the

Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) listing the Shares on the Nasdaq National Market, (v) the filing fees of the Commission and NASD Regulation, Inc., (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar.

                  6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Stroock & Stroock & Lavan LLP ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                           (a) The Registration Statement shall have become
effective not later than 4:00 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                           (b) At the Closing Date you shall have received the
opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel.

                           (c) All proceedings taken in connection with the sale
of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                           (d) At the Closing Date you shall have received a
certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus.

                           (e) At the time this Agreement is executed and at the
Closing Date, you shall have received a letter, from Ernst & Young LLP, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to each of (1) the Company and its consolidated subsidiaries, (2) JMG Capital Management, Inc. and Pacific Capital Management, Inc., (3) the MET Entities and (4) Trust Advisors LLC, within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules included in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations; (iii) they consent to the use of their report concerning the financial statements in the Prospectus and to all references to such accountants therein, including their designation as experts under the caption "Experts" therein; (iv) on the basis of (x) their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited consolidated condensed financial statements of (1) the Company and its consolidated subsidiaries, (2) JMG Capital Management, Inc. and Pacific Capital Management, Inc., (3) the MET Entities and (4) Trust Advisors LLC as indicated in their reports included in the Registration Statement and the Prospectus and (y) certain specified procedures performed on the unaudited condensed consolidated balance sheet as of March 31, 1998 and the unaudited condensed consolidated statements of operations and of cash flows for the three months ended March 31, 1998 and 1997 (1) the Company and its consolidated subsidiaries, (2) JMG Capital Management, Inc. and Pacific Capital Management, Inc., (3) the MET Entities and (4) Trust Advisors LLC included in the Registration Statement and inquiries of officers and other employees of (1) the Company and its consolidated subsidiaries, (2) JMG Capital Management, Inc. and Pacific Capital Management, Inc., (3) the MET Entities and (4) Trust Advisors LLC who have responsibility for financial and accounting matters of such entities, nothing has come to their attention that would cause them to believe that (A) such unaudited consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or (B) any material modifications should be made to such unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles; (v) on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of (1) the Company and its consolidated subsidiaries, (2) JMG Capital Management, Inc. and Pacific Capital Management, Inc., (3) the MET Entities and (4) Trust Advisors LLC, a reading of the minutes of meetings and consents of the stockholders and boards of directors of such entities and the committees of such boards subsequent to March 31, 1998, inquiries of officers and other employees of the such entities who have responsibility for financial and accounting matters of such entities with respect to transactions and events subsequent to March 31, 1998 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to March 31, 1998, there were, as of the date of the most recent available monthly consolidated financial statements of (1) the Company and its consolidated subsidiaries, (2) JMG Capital Management, Inc. and Pacific Capital Management, Inc., (3) the MET Entities and (4)

Trust Advisors LLC, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or increases in long-term indebtedness of the relevant entity or entities or any decrease in the net current assets or stockholders'/members' equity or partners' capital, as the case may be, of such entities, in each case as compared with the amounts shown in the most recent balance sheet of such entities presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (B) that during the period from March 31, 1998 to the date of the most recent available monthly consolidated financial statements of (1) the Company and its consolidated subsidiaries, (2) JMG Capital Management, Inc. and Pacific Capital Management, Inc., (3) the MET Entities and (4) Trust Advisors LLC, if any, and to a specified date not more than five days prior to the date of such letter, there was any decreases, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or, if applicable, per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; (vi) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company, its subsidiaries (other than Bricoleur) and the MET Entities set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company, its subsidiaries (other than Bricoleur) and the MET Entities or from schedules furnished by the Company, its subsidiaries (other than Bricoleur) and the MET Entities, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement; and (vii) on the basis of a reading of the unaudited pro forma consolidated condensed financial statements included in the Registration Statement and Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (vii), inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated condensed financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilations of such statements.

                           (f) At the time this Agreement is executed and at the
Closing Date, you shall have received a letter, from Peterson & Co., dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to Bricoleur Capital Management, Inc. within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations; (iii) they consent to the use of their report concerning the financial statements in the Prospectus and to all references to such accountants therein, including their designation as experts under the caption "Experts" therein; (iv) on the basis of (x) their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited consolidated condensed financial statements of Bricoleur Capital Management, LLC, successor of Bricoleur Capital Management, Inc., as indicated in their report included in the Registration Statement and the Prospectus and (y) certain specified procedures performed on the unaudited condensed balance sheet as of March 31, 1998 and the unaudited condensed statements of operations and of cash flows for the three months ended March 31, 1998 and 1997 Bricoleur Capital Management, LLC included in the Registration Statement and inquiries of officers and other employees of Bricoleur Capital Management, LLC who have responsibility for financial and accounting matters of Bricoleur Capital Management, LLC, nothing has come to their attention that would cause them to believe that (A) such unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or (B) any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles; (v) on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of Bricoleur Capital Management, LLC, a reading of the minutes of meetings and consents of the stockholders and boards of directors of such entities and the committees of such boards subsequent to March 31, 1998, inquiries of officers and other employees of the such entities who have responsibility for financial and accounting matters of such entities with respect to transactions and events subsequent to March 31, 1998 and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) with respect to the period subsequent to March 31, 1998, there were, as of the date of the most recent available monthly consolidated financial statements of Bricoleur Capital Management, LLC, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capitalization or increases in long-term indebtedness of Bricoleur Capital Management, LLC or any decrease in the net current assets or members' equity of Bricoleur Capital Management, LLC, in each case as compared with the amounts shown in the most recent balance sheet of Bricoleur Capital Management, LLC presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (B) that during the period from March 31, 1998 to the date of the most recent available monthly consolidated financial statements of Bricoleur Capital Management, LLC, if any, and to a specified date not more than five days prior to the date of such letter, there was any decreases, as compared with the corresponding period in the prior fiscal year, in total revenues, or total net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (vi) stating that they have compared specific dollar amounts and other financial information pertaining to the Bricoleur Capital Management, LLC set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts and information may be derived from the general accounting and financial records of

Bricoleur Capital Management, LLC or from schedules furnished by Bricoleur Capital Management, LLC, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

                           (g) Prior to the Closing Date, the Company shall have
furnished to you such further information, certificates and documents as you may reasonably request.

                           (h) You shall have received from all of the
stockholders of the Company and each person who is a director or officer of the Company an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., subject to certain limited exceptions, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 270 days after the date of the Prospectus.

                           (i) At the Closing Date, the Shares shall have been
approved for listing on the Nasdaq National Market.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission, confirmed in writing.

                  7.       Indemnification.

                           (a) The Company agrees to indemnify and hold harmless
each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. expressly for use therein; and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                           (b) Each Underwriter severally, and not jointly,
agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the third and seventh paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. expressly for use in the registration statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                           (c) Promptly after receipt by an indemnified party
under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                  8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the

Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

                  9. Default by an Underwriter.

                           (a) If any Underwriter or Underwriters shall default
in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                           (b) In the event that such default relates to more
than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five business days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares, shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

                           (c) In the event that the Firm Shares or Additional
Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

                  10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in
Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

                  11.      Effective Date of Agreement; Termination.

                           (a) This Agreement shall become effective, upon the
later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 p.m., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                           (b) You shall have the right to terminate this
Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) if trading on the New York or American Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchange by the New York or American Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or
(iv) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                           (c) Any notice of termination pursuant to this
Section 11 shall be by telephone or facsimile transmission, confirmed in writing by letter.

                           (d) If this Agreement shall be terminated pursuant to
any of the provisions hereof (otherwise than pursuant to Section 9(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

                  12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or sent by facsimile transmission and confirmed in writing, to such Underwriter, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: _____________, Facsimile No.
(212) 272-_____, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attention: Stuart H. Coleman, Esq., Facsimile No.
(212) 806-6006; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 800 Third Avenue, New York, New York 10022, Attention: Arnold L. Mintz, Executive Vice President, Facsimile No. (212) 207-8785, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Richard T. Prins, Esq., Facsimile No. (212) 735-2000.

                  13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

                  14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                           Very truly yours,

                                           ASSET ALLIANCE CORPORATION



                                           By:______________________________
                                              Name:
                                              Title:


Accepted as of the date first above written:

BEAR, STEARNS & CO. INC.
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED

By:  BEAR, STEARNS & CO. INC.


By:______________________________________
   Name:
   Title:


On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I

                                  Underwriters

  Name of Underwriter                      Number of Firm Shares to be Purchased
  -------------------                      -------------------------------------
Bear, Stearns & Co. Inc.
PaineWebber Incorporated
Prudential Securities Incorporated

                                                        ---------
         Total                                          7,700,000
                                                        =========

                                   SCHEDULE II

Name of Subsidiary                            Legal Classification             Percentage Ownership
------------------                            --------------------             --------------------
Asset Alliance Holding Corp.              Corporation                                           100%

Asset Alliance Advisors Inc.              Corporation                                           100%*

Asset Alliance Investment Services Inc.   Corporation                                           100%*

Asset Alliance Management Corp.           Corporation                                           100%*

Milestone Investment Group Inc.           Corporation                                           100%*

Asset Alliance Bricoleur Merger Co. Inc.  Corporation                                           100%

Milestone Global Advisors L.P.            Limited Partnership                                    99%
                                                                                    (limited partnership interest)**

Trust Advisors LLC                        Limited Liability Company                              50%*

Silverado Capital Management LLC          Limited Liability Company                              50%*

Bricoleur Capital Management LLC          Limited Liability Company                              50%***

JMG Capital Management LLC                Limited Liability Company                              50%*

Pacific Assets Management LLC             Limited Liability Company                              50%*


--------
*        Ownership interest through Asset Alliance Holding Corp.
**       Milestone Investment Group Inc. is the limited partner.
***      Ownership interest through Asset Alliance Bricoleur Merger Co. Inc.